UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 27, 2015 (April 24, 2015)

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American Capital, Ltd.

(Exact name of registrant as specified in its charter)
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DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (301) 951-6122
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 24, 2015, American Capital, Ltd. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"), at the Hyatt Regency Bethesda, 7400 Wisconsin Avenue, Bethesda, Maryland 20814, at 9:00 a.m. (ET). The record date for the Annual Meeting was March 3, 2015. As of the record date, a total of 272,300,737 shares of the Company's common stock were entitled to vote at the Annual Meeting. There were 236,001,514 shares of common stock present in person or by proxy at the Annual Meeting. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.
1.    Election of Directors. The Company's stockholders voted to elect nine (9) Director Nominees to hold office for a term of one (1) year, or until the next annual meeting of stockholders:

Nominee	For	Against	Abstain	Non Votes
Mary C. Baskin	147,058,013	13,033,200	7,577,831	68,332,470
Neil M. Hahl	147,042,049	12,985,618	7,641,377	68,332,470
Philip R. Harper	145,298,859	14,765,776	7,604,409	68,332,470
Stan Lundine	145,785,589	14,237,824	7,641,170	68,332,470
Kristen L. Manos	155,048,862	5,024,044	7,596,138	68,332,470
Susan K. Nestegard	156,992,181	3,073,527	7,603,336	68,332,470
Kenneth D. Peterson, Jr.	147,085,011	12,968,592	7,615,441	68,332,470
Alvin N. Puryear	145,928,853	14,139,924	7,600,267	68,332,470
Malon Wilkus	152,658,489	6,829,146	8,181,409	68,332,470

2.    Employee Cash Incentive Plan. The Company's stockholders voted to adopt the Company's employee cash incentive plan.

For	Against	Abstain	Non Votes
146,845,498	19,358,762	1,464,782	68,332,472

3.    Ratification of appointment of Ernst & Young LLP. The Company's stockholders voted to ratify the appointment of Ernst & Young LLP as the Company's independent public accountant for the year ending December 31, 2015.

For	Against	Abstain
232,805,737	1,810,358	1,385,419

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.
Dated: April 27, 2015	By:	/s/ Samuel A. Flax
Samuel A. Flax
Executive Vice President, General Counsel and Secretary